EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    I, Peter Boneparth, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Jones Apparel Group, Inc. on Form 10-Q for the fiscal quarter ended July 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Jones Apparel Group, Inc.

By: /s/ Peter Boneparth

Name: Peter Boneparth
Title: President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Jones Apparel Group, Inc. and will be retained by Jones Apparel Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

    I, Wesley R. Card, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Jones Apparel Group, Inc. on Form 10-Q for the fiscal quarter ended July 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Jones Apparel Group, Inc.

By: /s/ Wesley R. Card

Name: Wesley R. Card
Title: Chief Operating and Financial Officer

A signed original of this written statement required by Section 906 has been provided to Jones Apparel Group, Inc. and will be retained by Jones Apparel Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.